UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 21, 2008
Premier Exhibitions, Inc.
(Exact name of Registrant as Specified in Charter)

Florida	000-24452	20-1424922

(State or Other Jurisdiction of	(Commission	(IRS Employer
Incorporation)	File Number)	Identification No.)

3340 Peachtree Road, Suite 2250, Atlanta, Georgia	30326

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (404) 842-2600
N/A

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Change in Registrant’s Certifying Accountant.
     (a) Former Independent Registered Public Accounting Firm
     On August 21, 2008, Premier Exhibitions, Inc. (the “Company”) dismissed its independent registered accounting firm, Kempisty & Company Certified Public Accountants, P.C. (“Kempisty”). This dismissal was approved by the Company’s Board of Directors, based on the recommendations of its Audit Committee. Accordingly, Kempisty was dismissed on August 21, 2008.
     Kempisty’s reports on the Company’s consolidated financial statements for each of the fiscal years ended February 28, 2007 and February 29, 2008, did not contain an adverse opinion or a disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope, or accounting principle. During the fiscal years ended February 28, 2007 and February 29, 2008, and through August 21, 2008, there were no disagreements with Kempisty on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Kempisty’s satisfaction, would have caused Kempisty to make reference thereto in Kempisty’s reports on the Company’s financial statements for such years.
     During the fiscal years ended February 28, 2007 and February 29, 2008, and through August 21, 2008, there were no “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K.
     The Company provided Kempisty with a copy of the above disclosure and requested that Kempisty provide the Company with a letter addressed to the Securities and Exchange Commission stating whether or not Kempisty agrees with this disclosure. A copy of Kempisty’s letter dated August 22, 2008 is attached as Exhibit 16.1 to this Current Report on Form 8-K.
     (b) New Independent Registered Public Accounting Firm
     The Company has engaged Cherry, Bekaert & Holland, L.L.P. (“Cherry”) as its new independent registered accounting firm, effective August 21, 2008, for the fiscal year ending February 28, 2009.
     During the fiscal years ended February 28, 2007 and February 29, 2008, and through August 21, 2008, the Company did not consult with Cherry with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements or any other matters or reportable events pursuant to Item 304(a)(1)(iv) or Item 304(a)(1)(v) of Regulation S-K.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     On August 21, 2008, the Board of Directors also appointed Arnie Geller as the Chairman, President and Chief Executive Officer of the Company. Mr. Geller also serves as the Company’s Chairman of the Board of Directors.
     Mr. Geller’s biographical information contained in Section 5.02 of the Company’s Current Report on Form 8-K dated August 8, 2008 is incorporated into this Item 5.02 by reference. The information contained in the section of the Company’s Proxy Statement dated June 24, 2008 under the heading “Certain Relationships and Related Transactions” and is incorporated into this Item 5.02 by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
     In addition, on August 21, 2008, the Board of Directors amended and restated the Company’s Bylaws to reinstitute the officer position of Chairman and to clarify the responsibilities of the Chairman and the Chairman of the Board of Directors. As such, the Board of Directors implemented the following modifications to the Company’s Bylaws: (i) Article II, Section 3, was amended to permit the Chairman of the Board of Directors to call a special meeting of shareholders; (ii) Article II, Section 4 was amended to permit the Chairman of the Board of Directors to determine whether business is properly brought before a meeting of shareholders; (iii) Article III, Section 1, was amended to remove the requirement that the chairman of the board of directors not be an officer of the Company and permit the Chairman of the Board of Directors to preside at all meetings of the Board of Directors; and (iv) Article IV, Sections 1 through 4 were amended to provide that the Company may appoint as officers a Chairman of the Board of Directors and a Chairman and to generally state the duties and responsibilities of such positions.
     The preceding description of the amendments to the Company’s Bylaws is qualified in its entirety by reference to the full text of the Company’s Amended and Restated Bylaws, which are attached as Exhibit 3.2 to this Current Report on Form 8-K and are incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
     (d) Exhibits

Exhibit No.	Description

3.2	Amended and Restated Bylaws of Premier Exhibitions, Inc. dated August 21, 2008.

16.1	Letter of Kempisty & Company Certified Public Accountants, P.C. to the Securities and Exchange Commission, dated August 22, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Premier Exhibitions, Inc.
Date: August 27, 2008	By:	/s/ Harold W. Ingalls
Harold W. Ingalls
Chief Financial Officer